AMENDMENT NO. 13

SUB-ADMINISTRATION AND SUB-FUND ACCOUNTING

SERVICES AGREEMENT

THIS AMENDMENT made as of April 24th, 2023 ("Amendment") to that certain Sub- Administration and Sub-Fund Accounting Services Agreement dated as of October 1, 2015 (as amended and in effect as of the date hereof, "Agreement"), by and between Victory Capital Management Inc. ("Client") and Citi Fund Services Ohio, Inc. ("Service Provider" and, with the Client, referred to herein individually as "Party" and collectively as "Parties"). All capitalized terms used but not defined herein shall have the meaning given to them in the Agreement.

WHEREAS, the Service Provider performs certain sub-administrative and sub-accounting services for the Client pursuant to the Agreement;

WHEREAS, the Client has become the investment advisor and fund administrator of certain new funds and is changing the names of other funds reflected on Schedule 6 of the Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the Parties hereby agree as follows:

1.List of Funds (Schedule 6)

Schedule 6 of the Agreement is deleted and replaced with Schedule 6 attached hereto.

2.Representations and Warranties.

(a)Each Party represents and warrants to the other that it has full power and authority to enter into and perform this Amendment, that this Amendment has been duly authorized and, when executed and delivered by it, will constitute a legal, valid and binding obligation of it, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties.

(b)The Client represents that it has provided this Amendment to the Boards.

3.Miscellaneous.

(a)This Amendment supplements and amends the Agreement. The provisions set forth in this Amendment supersede all prior negotiations, understandings and agreements bearing upon the subject matter covered herein, including any conflicting provisions of the Agreement or any provisions of the Agreement that directly cover or indirectly bear upon matters covered under this Amendment.

(b)Each reference to the Agreement in the Agreement and in every other agreement, contract or instrument to which the Parties are bound, shall hereafter be construed as a reference to the Agreement as separately amended by this Amendment. Except as provided in this Amendment, the provisions of the Agreement remain in full force and effect. No amendment or modification to this Amendment shall be valid unless made in writing and executed by each Party hereto.

(c)Paragraph headings in this Amendment are included for convenience only and are not to be used to construe or interpret this Amendment.

(d)This Amendment may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same agreement.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be duly executed all as of the day and year first above written.

Victory Capital Management Inc.		Citi Fund Services Ohio, Inc.
By:	/s/ Michael Policarpo	By:	/s/ Patrick E. Curtin
Name:	Michael Policarpo	Name:	Patrick E. Curtin
Title:	President, CFO & CAO	Title:	Managing Director
Date:	April 24, 2023	Date:	April 21st, 2023

Schedule 6 to Services Agreement
List of Funds (as of April 24, 2023)

	Old Name	New Name (as of April 24, 2023)
Victory Portfolios
1.	Victory Diversified Stock Fund
2.	Victory Floating Rate Fund
3.	Victory Global Energy Transition Fund
4.	Victory High Income Municipal Bond Fund
5.	Victory High Yield Fund
6.	Victory INCORE Fund for Income
7.	Victory INCORE Investment Grade Convertible Fund
8.	Victory INCORE Low Duration Bond Fund
9.	Victory INCORE Total Return Bond Fund
10.	Victory Integrity Discovery Fund
11.	Victory Integrity Mid-Cap Value Fund
12.	Victory Integrity Small-Cap Value Fund
13.	Victory Integrity Small/Mid-Cap Value Fund
14.	Victory Munder Mid-Cap Core Growth Fund
15.	Victory Munder Multi-Cap Fund
16.	Victory RS Global Fund
17.	Victory RS Growth Fund
18.	Victory RS International Fund
19.	Victory RS Investors Fund
20.	Victory RS Large Cap Alpha Fund
21.	Victory RS Mid Cap Growth Fund
22.	Victory RS Partners Fund
23.	Victory RS Science and Technology Fund
24.	Victory RS Select Growth Fund
25.	Victory RS Small Cap Equity Fund
26.	Victory RS Small Cap Growth Fund
27.	Victory RS Value Fund
28.	Victory S&P 500 Index Fund
29.	Victory Sophus Emerging Markets Fund
30.	Victory Special Value Fund
31.	Victory Strategic Allocation Fund
32.	Victory Sycamore Established Value Fund
33.	Victory Sycamore Small Company Opportunity Fund
34.	Victory Tax-Exempt Fund
35.	Victory Trivalent International Fund-Core Equity
36.	Victory Trivalent International Small-Cap Fund
37.	Victory THB US Small Opportunities Fund
** Pending Launch	3

	Old Name	New Name (as of April 24, 2023)
Victory Variable Insurance Funds
1.	Victory High Yield VIP Series
2.	Victory RS International VIP Series
3.	Victory RS Large Cap Alpha VIP Series
4.	Victory RS Small Cap Growth Equity VIP Series
5.	Victory 500 Index VIP Series
6.	Victory Sophus Emerging Markets VIP Series

Victory Portfolios II – Mutual Funds
1. Victory US 500 Enhanced Volatility Wtd Index Fund
2. Victory Market Neutral Income Fund

Victory Portfolios II – ETFs
1.	VictoryShares Developed Enhanced Volatility Wtd ETF
2.	VictoryShares Dividend Accelerator ETF
3.	VictoryShares International High Div Volatility Wtd ETF
4.	VictoryShares International Volatility Wtd ETF
5.	VictoryShares US 500 Enhanced Volatility Wtd ETF
6.	VictoryShares US 500 Volatility Wtd ETF
7.	VictoryShares US Discovery Enhanced Volatility Wtd ETF
8.	VictoryShares US EQ Income Enhanced Volatility Wtd ETF
9.	VictoryShares US Large Cap High Div Volatility Wtd ETF
10.	VictoryShares US Multi-Factor Minimum Volatility ETF
11.	VictoryShares US Small Cap Volatility Wtd ETF
12.	VictoryShares US Small Cap High Div Volatility Wtd ETF
13.	VictoryShares USAA Core Intermediate-Term Bond ETF	VictoryShares Core Intermediate Bond ETF
14.	VictoryShares USAA Core Short-Term Bond ETF	VictoryShares Short-Term Bond ETF
15.	VictoryShares Emerging Markets Value Momentum ETF
16.	VictoryShares International Value Momentum ETF
17.	VictoryShares US Small Mid Cap Value Momentum ETF
18.	VictoryShares US Value Momentum ETF
19.	VictoryShares NASDAQ Next 50 ETF
20.	VictoryShares THB Mid Cap ESG ETF
21.	VictoryShares ESG Core Plus Bond ETF	VictoryShares Core Plus Intermediate Bond ETF
22.	VictoryShares ESG Corporate Bond ETF	VictoryShares Corporate Bond ETF
23.	VictoryShares WestEnd US Sector ETF
24.	VictoryShares Free Cash Flow ETF **
25.	VictoryShares Small Cap Free Cash Flow ETF **
USAA Mutual Funds Trust		Victory Portfolios III
1.	USAA Cornerstone Aggressive Fund	Victory Cornerstone Aggressive Fund
2.	USAA Cornerstone Conservative Fund	Victory Cornerstone Conservative Fund
3.	USAA Cornerstone Equity Fund	Victory Cornerstone Equity Fund
4.	USAA Cornerstone Moderate Fund	Victory Cornerstone Moderate Fund
5.	USAA Cornerstone Moderately Aggressive Fund	Victory Cornerstone Moderately Aggressive Fund
6.	USAA Cornerstone Moderately Conservative Fund	Victory Cornerstone Moderately Conservative Fund
7.	USAA Growth and Tax Strategy Fund	Victory Growth and Tax Strategy Fund
8.	USAA Target Managed Allocation Fund	Victory Target Managed Allocation Fund
9.	USAA Target Retirement 2030 Fund	Victory Target Retirement 2030 Fund
10.	USAA Target Retirement 2040 Fund	Victory Target Retirement 2040 Fund
11.	USAA Target Retirement 2050 Fund	Victory Target Retirement 2050 Fund
12.	USAA Target Retirement 2060 Fund	Victory Target Retirement 2060 Fund
** Pending Launch	4

	Old Name	New Name (as of April 24, 2023)
13.	USAA Target Retirement Income Fund	Victory Target Retirement Income Fund
14.	USAA Aggressive Growth Fund	Victory Aggressive Growth Fund
15.	USAA Capital Growth Fund	Victory Capital Growth Fund
16.	USAA Emerging Markets Fund	Victory Emerging Markets Fund
17.	USAA Growth & Income Fund	Victory Growth & Income Fund
18.	USAA Growth Fund	Victory Growth Fund
19.	USAA International Fund	Victory International Fund
20.	USAA Science & Technology Fund	Victory Science & Technology Fund
21.	USAA Small Cap Stock Fund	Victory Small Cap Stock Fund
22.	USAA Sustainable World Fund	Victory Sustainable World Fund
23.	USAA Value Fund	Victory Value Fund
24.	USAA 500 Index Fund	Victory 500 Index Fund
25.	USAA Extended Market Index Fund	Victory Extended Market Index Fund
26.	USAA Nasdaq-100 Index Fund	Victory Nasdaq-100 Index Fund
27.	USAA Global Equity Income Fund	Victory Global Equity Income Fund
28.	USAA Global Managed Volatility Fund	Victory Global Managed Volatility Fund
29.	USAA Income Stock Fund	Victory Income Stock Fund
30.	USAA Precious Metals and Minerals Fund	Victory Precious Metals and Minerals Fund
31.	USAA California Bond Fund	Victory California Bond Fund
32.	USAA Government Securities Fund	Victory Government Securities Fund
33.	USAA High Income Fund	Victory High Income Fund
34.	USAA Income Fund	Victory Income Fund
35.	USAA Intermediate-Term Bond Fund	Victory Core Plus Intermediate Bond Fund
36.	USAA Money Market Fund	Victory Money Market Fund
37.	USAA New York Bond Fund	Victory New York Bond Fund
38.	USAA Short-Term Bond Fund	Victory Short-Term Bond Fund
39.	USAA Tax Exempt Intermediate-Term Fund	Victory Tax Exempt Intermediate-Term Fund
40.	USAA Tax Exempt Long-Term Fund	Victory Tax Exempt Long-Term Fund
41.	USAA Tax Exempt Money Market Fund	Victory Tax Exempt Money Market Fund
42.	USAA Tax Exempt Short-Term Fund	Victory Tax Exempt Short-Term Fund
43.	USAA Treasury Money Market Trust	Victory Treasury Money Market Trust
44.	USAA Ultra Short-Term Bond Fund	Victory Ultra Short-Term Bond Fund
45.	USAA Virginia Bond Fund	Victory Virginia Bond Fund
** Pending Launch	5